EXHIBIT 99.1

Standard Parking Corporation Announces New Location for 2011 Annual Meeting

CHICAGO, March 7, 2011 (GLOBE NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) today announced that the meeting venue for its 2011 annual shareholder meeting has been changed to a new location. The company's 2011 annual shareholders meeting will be held at 8:30 AM (CT) on April 29, 2011 at The Whitehall Hotel, 105 East Delaware Place, Chicago, Illinois 60611. It also confirmed that March 11, 2011 is set as the record date for determining shareholders of the company who are entitled to vote at the meeting.

Standard Parking is a leading provider of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in the United States and Canada. The Company, with approximately 12,000 employees, manages approximately 2,100 facilities, containing over one million parking spaces in approximately 341 cities across North America, including parking-related and shuttle bus operations serving more than 60 airports.

CONTACT:  G. MARC BAUMANN
          Executive Vice President and Chief Financial Officer
          Standard Parking Corporation
          (312) 274-2199
          mbaumann@standardparking.com